UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2020 (March 26, 2020)

TRONOX HOLDINGS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Laporte Road, Stallingborough
Stamford, Connecticut 06901	Grimsby, North East Lincolnshire, DN40 2PR, UK

 (Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Tronox Holdings plc (the “Company”), and certain of its subsidiaries, together with the other parties party thereto, entered into a revolving syndicated facility agreement (as amended on March 22, 2019, the “ABL Facility”), with a syndicate of lenders and Wells Fargo Bank, National Association, as administrative agent.  The material terms of the ABL Facility are described under “Note 15. Debt – Wells Fargo Revolver” of the Company’s Notes to Consolidated Financial Statements, which Notes are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020, and which description is incorporated by reference herein.

At December 31, 2019, the Company had $302 million in cash and cash equivalents and no borrowings outstanding under the ABL Facility or its other existing revolving credit facilities, excluding issued and undrawn letters of credit.

On March 23, 2020, the Company provided a notice to draw down $125 million of revolving credit loans under the ABL Facility, which borrowings the Company expects to receive on March 26, 2020 in accordance with the terms of the ABL Facility.  In addition, the Company also provided relevant notices to draw down approximately $75 million from its other local existing revolving credit facilities. The borrowings are a precautionary measure in order to increase liquidity and preserve financial flexibility in light of current uncertainties resulting from the COVID-19 pandemic.  The Company intends to repay the borrowings as the macro uncertainty subsides.

Forward-Looking Statements

Statements included herein that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may relate to, but are not limited to, statements related to the potential impact of the COVID-19 pandemic. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the Company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 7.01.	Regulation FD.

On March 26, 2020, the Company issued a press release, a copy of which is furnished hereto as Exhibit 99.1, announcing its expected unaudited financial results for the first quarter ended March 31, 2020.  In addition, on March 26, 2020, Mr. Jeffry Quinn, the Company’s Chairman and Chief Executive Officer, will be participating on an analyst conference call. During such conference call, Mr. Quinn will refer to the investor presentation included as Exhibit 99.2 to this Form 8-K.

Such information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 26, 2020.
99.2	Analyst Presentation, dated March 26, 2020.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: March 26, 2020	By:	/s/ Jeffrey Neuman
Name: Jeffrey Neuman
Title: Senior Vice President, General Counsel and Secretary